UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

Brandywine Operating Partnership, L.P.
(Exact name of issuer as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

     Furnished pursuant to Exhibit 99.1 of this Form 8-K is a press release of Brandywine Realty Trust (the Company), our sole general partner, dated November 4, 2004.

     The press release includes a “non-GAAP financial measure” within the meaning of the Securities and Exchange Commission’s Regulation G. With respect to such non-GAAP financial measure, the Company has disclosed in the press release the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and has provided a reconciliation of such non-GAAP financial measure to the most directly comparable GAAP financial measure.

Item 8.0	Other Events

We expect to consummate the sale of $113 million of senior unsecured notes on or about December 15, 2004. We expect that the notes will bear interest at 4.34% per annum and mature in December 2008. We expect to use proceeds of the notes to repay existing indebtedness. Consummation of the sale of the notes is subject to execution of definitive agreements with institutional purchasers and satisfaction of customary closing conditions. The notes have not been and will not be registered under the Securities Act of 1933 (the “Act”) or the securities laws of any state and may not be offered or sold in the United States absent a registration under the Act or an exemption from the registration requirements of the Act. The notes have not been approved or recommended by any federal, state or foreign securities authorities nor have any of these authorities passed upon the merits of the offering of the notes.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Brandywine Realty Trust Press Release dated November 4, 2004

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Operating Partnership, L.P.

By: Brandywine Realty Trust, its General Partner

Date: November 4, 2004	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 4, 2004